                                                                EXHIBIT m(10)(g)

                                 AMENDMENT NO. 6
                  AMENDED AND RESTATED MASTER DISTRIBUTION PLAN


     The Amended and Restated Master Distribution Plan (the "Plan"), dated as of June 30, 1997, pursuant to Rule 12b-1 of AIM Equity Funds, Inc., a Maryland corporation, is hereby amended as follows:

     Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:

                                 "SCHEDULE A TO

                            MASTER DISTRIBUTION PLAN

                             AIM EQUITY FUNDS, INC.

                                (CLASS B SHARES)

                                                                        MAXIMUM
                                         ASSET BASED      SERVICE      AGGREGATE
FUND                                     SALES CHARGE       FEE           FEE

AIM Aggressive Growth Fund                   0.75%          0.25%         1.00%

AIM Blue Chip Fund                           0.75%          0.25%         1.00%

AIM Capital Development Fund                 0.75%          0.25%         1.00%

AIM Charter Fund                             0.75%          0.25%         1.00%

AIM Constellation Fund                       0.75%          0.25%         1.00%

AIM Dent Demographic Trends Fund             0.75%          0.25%         1.00%

AIM Large Cap Basic Value Fund               0.75%          0.25%         1.00%

AIM Large Cap Growth Fund                    0.75%          0.25%         1.00%

AIM Mid Cap Growth Fund                      0.75%          0.25%         1.00%

AIM Weingarten Fund                          0.75%          0.25%         1.00%"

         All other terms and provisions of the Plan not amended herein shall remain in full force and effect.


Dated:           , 1999
      -----------


                                         AIM EQUITY FUNDS, INC.
                                         (on behalf of its Class B Shares)



Attest:                                  By:
       ----------------------------         ------------------------------------
           Assistant Secretary                    Senior Vice President